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                                                                                                                 EXHIBIT 11

                                         WITCO CORPORATION AND SUBSIDIARY COMPANIES
                                              COMPUTATION OF PER SHARE EARNINGS
                                                         (Unaudited)

                                                            Three Months Ended                       Nine Months Ended
                                                               September 30,                           September 30,
                                                     ----------------------------------       --------------------------------
                                                         1995                1994                 1995               1994
                                                     --------------     ---------------       -------------       -----------
                                                                        (In Thousands Except Per Share Data)

PRIMARY

   Income from Continuing Operations                 $  19,444           $  22,656            $  118,735        $  69,768
   Interest on convertible subordinated
       debentures (net of tax)                            --                  --                    --              1,109
   Dividend requirements of preferred stock                 (5)                 (5)                  (14)             (15)
                                                     ---------           ---------            ----------        ---------
       Total                                            19,439              22,651               118,721           70,862
   Income from Discontinued Operations -
     net of income taxes                                 4,466               4,342                 6,304           11,653
                                                     ---------           ---------            ----------        ---------
   Net Income                                        $  23,905           $  26,993            $  125,025        $  82,515
                                                     =========           =========            ==========        =========

   Weighted average shares outstanding                  56,401              56,111                56,271           54,363
   Assumed conversions:
       Convertible subordinated debentures                --                  --                    --              1,692
       Stock options                                       460                 272                   271              334
                                                     ---------           ---------            ----------        ---------
       Total                                            56,861              56,383                56,542           56,389
                                                     =========           =========            ==========        =========

   Per share amounts:
       Income from Continuing Operations                  $.34                $.40                 $2.10            $1.25
       Income from Discontinued Operations -
         net of income taxes                               .08                 .08                   .11              .21
                                                          ----                ----                 -----            -----
       Net Income                                         $.42                $.48                 $2.21            $1.46
                                                          ====                ====                 =====            =====

FULLY DILUTED

   Income from Continuing Operations                 $  19,444           $  22,656              $118,735        $  69,768
   Interest on dilutive debentures (net of tax)           --                  --                    --              1,109
                                                     ---------           ---------            ----------        ---------
       Total                                            19,444              22,656               118,735           70,877
   Income from Discontinued Operations -
     net of income taxes                                 4,466               4,342                 6,304           11,653
                                                     ---------           ---------            ----------        ---------
   Net Income                                        $  23,910           $  26,998            $  125,039        $  82,530
                                                     =========           =========            ==========        =========

   Weighted average shares outstanding                  56,401              56,111                56,271           54,363
   Assumed conversions:
       Convertible subordinated debentures                --                  --                    --              1,692
       Stock options                                       554                 272                   611              334
       Preferred stock                                     116                 125                   118              131
                                                     ---------           ---------            ----------        ---------
       Total                                            57,071              56,508                57,000           56,520
                                                     =========           =========            ==========        =========

   Per share amounts:

       Income from Continuing Operations                  $.34                $.40                 $2.08            $1.25
       Income from Discontinued Operations -
         net of income taxes                               .08                 .08                   .11              .21
                                                          ----                ----                 -----            -----
       Net Income                                         $.42                $.48                 $2.19            $1.46
                                                          ====                ====                 =====            =====
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